Exhibit 32.1

            CERTIFICATION PURSUANT TO SECTION 906
              OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the quarterly report of Epic Financial Corporation (the "Company") on Form 10-QSB for the period ended July 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William R. Parker, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of
         Section 13(a) or 15(d)
                      of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly
         presents, in all material         respects, the financial
         condition and results of operations of the Company.

            A signed original of this written statement required by
Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by
Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.



Date: September 22, 2003      By: /s/ William R. Parker
                                  ---------------------
                              William R. Parker
                              Chief Executive Officer